Exhibit 10.17

                               DIGITALTHINK, INC.

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

         This Change of Control Severance Agreement (the "Agreement") is made and entered into by and between Michael W. Pope (the "Employee") and DigitalThink, Inc., a Delaware Corporation (the "Company"), effective as of September 14, 2001 (the "Effective Date").

                                    RECITALS

     1. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein) of the Company.

     2. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

     3. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control. These benefits will provide the Employee with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

     4. Certain capitalized terms used in the Agreement are defined in Section 6 below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Term of Agreement. This Agreement shall terminate upon the date that all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

     2. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law, except as may otherwise be specifically provided under the terms of any written formal employment agreement between the Company and the Employee (an "Employment Agreement"). If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages,
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awards or compensation other than as provided by this Agreement or under his or her Employment Agreement.

     3. Severance Benefits.

        (a) Involuntary Termination Following a Change of Control. If within twelve (12) months following a Change of Control (i) the Employee terminates his or her employment with the Company (or any parent or subsidiary of the Company) for "Good Reason" (as defined herein) or (ii) the Company (or any parent or subsidiary of the Company) terminates the Employee's employment for other than "Cause" (as defined herein), and the Employee signs and does not revoke a standard release of claims with the Company in a form acceptable to the Company, then the Employee shall receive the following severance from the Company:

            (i) Options. All of the Employee's then outstanding options to purchase shares of the Company's Common Stock (the "Options") that would have otherwise vested at any time following such termination (as if the Employee had remained continuously employed with the Company during such period) shall immediately vest and became exercisable (that is, in addition to the shares subject to the Options which have vested and become exercisable as of the date of such termination, including any acceleration provided for in Section 3), but in no event shall the number of shares subject to such Options which so vest exceed the total number of shares subject to such Options.

        (b) Voluntary Resignation; Termination for Cause. If the Employee's employment with the Company terminates (i) voluntarily by the Employee or (ii) for Cause by the Company, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

        (c) Disability; Death. If the Company terminates the Employee's employment as a result of the Employee's Disability, or the Employee's employment terminates due to his or her death, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing written severance and benefits plans and practices or pursuant to other written agreements with the Company.

        (d) Termination Apart from Change of Control. In the event the Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve (12)-month period following a Change of Control, then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing written severance and benefits plans and practices or pursuant to other written agreements with the Company.

        (e) Exclusive Remedy. In the event of a termination of Employee's employment within twelve (12) months following a Change of Control, the provisions of this Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which the Employee or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement. The Employee shall be entitled to no benefits, compensation or other payments or rights


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upon termination of employment following a Change in Control other than those benefits expressly set forth in this Section 3.

     4. Golden Parachute Excise Tax Gross-Up. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then the Employee shall receive (i) a payment from the Company sufficient to pay such excise tax, and
(ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income taxes arising from the payments made by the Company to the Employee pursuant to this sentence. Unless the Company and the Employee otherwise agree in writing, the determination of the Employee's excise tax liability and the amount required to be paid under this Section shall be made in writing by the Company's accountants (the "Accountants"). In the event that the excise tax incurred by the Employee is determined by the Internal Revenue Service to be greater or lesser than the amount so determined by the Accountants, the Company and the Employee agree to promptly make such additional payment, including interest and any tax penalties, to the other party as the Accountants reasonably determine is appropriate to ensure that the net economic effect to the Employee under this Section, on an after-tax basis, is as if the Code Section 4999 excise tax did not apply to the Employee. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on interpretations of the Code for which there is a "substantial authority" tax reporting position. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     5. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

        (a) Cause. "Cause" means (i) an act of dishonesty made by the Employee in connection with such Employee's responsibilities as an employee, (ii) the Employee's conviction of, or plea of nolo contendre to, a felony which the Board reasonably believes had or will have a material detrimental effect on the Company's reputation or business, (iii) the Employee's gross misconduct, (iv) the Employee's continued substantial violations of such Employee's duties as an employee after the Employee has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that the Employee has not substantially performed such Employee's duties.

        (b) Change of Control. "Change of Control" means the occurrence of any of the following:

            (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

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            (ii) Any action or event occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

            (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (iv) The consummation of the sale, lease or other disposition by the Company of all or substantially all the Company's assets.

        (c) Disability. "Disability" shall mean that the Employee has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

        (d) Good Reason. "Good Reason" means without the Employee's express written consent (i) a significant reduction of the Employee's duties, position or responsibilities, or the removal of such Employee from such position and responsibilities, unless the Employee is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided, however, that in an event, if following a Change of Control, the Employee is not an executive of the parent corporation of the ultimate parent entity of the Company, Good Reason shall exist; (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction;
(iii) a reduction by the Company in the base compensation of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of benefits to which the Employee was entitled immediately prior to such reduction with the result that such Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than fifty (50) miles from such Employee's then present location.

     6. Successors.

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        (a) The Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

        (b) The Employee's Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     7. Notice.

        (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its President.

        (b) Notice of Termination. Any termination by the Company for Cause or by the Employee for Good Reason or as a result of a voluntary resignation shall be communicated by a notice of termination to the other party hereto given in accordance with Section 7(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than thirty (30) days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his or her rights hereunder.

     8. Miscellaneous Provisions.

        (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

        (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by


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the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

        (c) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

        (d) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.

        (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

        (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

        (g) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

        (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY                           DIGITALTHINK, INC.

                                  By:
                                           ------------------------------------

                                  Title:
                                           ------------------------------------



EMPLOYEE                          By:
                                     ------------------------------------------

                                  Title:
                                           ------------------------------------


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